Exhibit 99.1
For more information, please contact:
Guy A. Gibson
Chairman of the Board
(720) 932-4284
ggibson@uwbank.com

FOR IMMEDIATE RELEASE

United Western Bancorp, Inc. Advises That Thrift Financial Report Filed For United Western Bank Was Not Prepared By United Western Bancorp, Inc.

Denver – February 23, 2011 (BUSINESS WIRE) – United Western Bancorp, Inc. (the “Company”), a Denver-based holding company whose principal subsidiary was formerly United Western Bank® (the “Bank”), today announced that on or about January 31, 2011, a Thrift Financial Report (the “TFR”) prepared on behalf of the Bank as of December 31, 2010 was filed with the Office of Thrift Supervision (the “OTS”). The TFR was not prepared by any representative of the Company and the Company disavows any information contained in the TFR. Neither the Company nor any of its affiliates was consulted with regard to the preparation of the TFR and neither the Company nor any of its affiliates is responsible for the TFR.

The Company previously announced on January 21, 2011, that the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver for the Bank by the OTS pursuant to the Federal Deposit Insurance Act. The FDIC immediately sold certain assets and liabilities of the Bank to First-Citizens Bank & Trust Company of Raleigh, North Carolina, who commenced operations of the Bank in the name of First-Citizens Bank on January 24, 2011.

On February 18, 2011, the Company and certain officers and directors of the Company and directors of the Bank filed a complaint against the OTS and the FDIC seeking to overturn the seizure of the Bank by the FDIC. That action is currently pending in the federal district court in Washington, D.C.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby.  Such forward-looking statements include, but are not limited to, statements regarding the Company’s Complaint against the OTS, the Acting Director and the FDIC.  The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, and subsequent filings with the Securities and Exchange Commission. The Company has not filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 and has no present plans to correct that omission.